UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2020

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Lamperd Less Lethal Receives US Orders for COVID19 Coronavirus Protection Products From New Distributor Inzemo, Inc. of Yonkers, NY

Face Masks and Extraction Shields Being Shipped to the Hard Hit New York City Area

SARNIA, Ontario, May 14, 2020 -- Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, is pleased to welcome a new US distributor, Inzemo, Inc., based in Yonkers, NY.  Inzemo has already placed and paid for its first order which consists of the new Lamperd Protective Face Masks and our Extraction Shields which can help protect against the Covid19 Coronavirus or other infectious diseases. Inzemo management has over 30 years of experience in wholesale, retail and e-Commerce sales. The company primarily serves the New York City area which has been hardest hit by the pandemic crisis. Follow-up orders are anticipated in the near future.

Brian Begley, President of Inzemo stated, "As soon as I became aware of the superior quality products from Lamperd Less Lethal for protecting against the Coronavirus, I wanted to make them available to my customers in the New York City area. Barry Lamperd was very responsive and helpful in setting up Inzemo as a Lamperd distributor and is now working on fulfilling our first product order. I am sure that as soon as these products begin to be used they will be greatly appreciated for the unique features they offer in helping to protect those on the front lines of fighting the pandemic. Inzemo will also be offering other Lamperd products in the near future. We are very pleased to be bringing the advanced Lamperd line to the US marketplace. Anyone wishing to contact Inzemo to place orders can reach us at (718) 813-0714."

Lamperd Protective Face Masks are made to guidelines from Johns Hopkins Medicine and  incorporate a military spec 1 inch wide Velcro closure neck strap that makes them much more comfortable and durable to wear for long periods as opposed to most other mask designs. These masks are now being produced of a blended cotton and polyester material making them washable at least 25 times. Lamperd masks are available in a variety of colors and all bear the Lamperd Less Lethal company logo to identify their source.

Lamperd Extraction Shields for first responders can help protect them from contamination when they handle potentially COVID19 Coronavirus infected persons in close quarters such as vehicles, ambulances or small rooms. The  Extraction Shield is also designed to afford strong physical protection from violent or unstable persons and weighs only 3.5lbs. A special design of the handles prevents broken ribs or other injuries as can happen with other types of shields on the market. Photos and detailed information on the Lamperd Protective Face Mask and the Extraction Shield can be found on the company website at this direct link: https://lamperdlesslethal.com/products/.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO
(519) 344-4445

email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: Https://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: May 14, 2020	By:	/s/ Barry Lamperd
Barry Lamperd
President

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